First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




November 10, 2004


First Trust Portfolios, L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 907

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
119766 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Robert M. Porcellino
Senior Vice President